UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2008

GEN2MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-147932	26-1358844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
 (Address of principal executive offices) (zip code)

(310) 7701693
 (Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 18, 2008, Ms. Mary Spio resigned as the Chief Executive Officer of Gen2Media Corporation (the “Company”). Ms. Spio will remain President and Director of the Company. There were no disagreements or disputes between Ms. Spio and the Company which led to her resignation.

On September 18, 2008, a majority of the shareholders of the Company appointed Mr. James Byrd to the Board of Directors of the Company. Thereafter, by a unanimous vote dated September 18, 2008, the Board of Directors of the Company appointed Mr. Byrd as Chairman of the Board. Mr. Byrd does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Byrd is a principal of Blue Ridge Services, L.P. and Vanguard Capital, LLC, both entities which are shareholders of the Company.

The Board of Directors also elected Mr. Byrd to serve as Chief Executive Officer of the Company, pursuant to an Executive Employment Agreement, effective September 17, 2008 (the “CEO Agreement”). Pursuant to the CEO Agreement, Mr. Byrd will be paid an annual salary of $350,000, which shall increase to $400,000 per annum at such time as the Company begins trading publicly on a major exchange. Mr. Byrd was also granted 4,000,000 stock options at $0.10 per share. If Mr. Byrd voluntarily terminates his employment with the Company, other than for Good Reason as defined in the CEO Agreement, he shall cease to accrue salary, personal time off, benefits and other compensation on the date of voluntary termination. The Company may terminate Mr. Byrd’s employment with or without cause. If the Company terminates without cause, Mr. Byrd will be entitled to monthly salary payments for twelve (12) months, based on his monthly rate of base salary at the date of such termination, as well as all unvested stock options. Mr. Byrd may agree to temporarily defer up to 50% of his salary until such time as the Company has raised at least $1,000,000 of additional capital.

Mr. Byrd is a former practicing attorney and public company executive with over 20 years experience in advising, building and managing companies from start up through to publicly traded entities. Mr. Byrd retired from 2000 through 2003. In 2004, Mr. Byrd Founded OE Source, LLC, which later became a subsidiary of Global Automotive Supply, Inc. an automotive parts and accessories importer and distributor, and a Tier-1 mobile electronics supplier to Daimler-Chrysler. Mr. Byrd served as the Chairman of Global Automotive until October, 2007, and assisted that business through the process of going public under the name General Automotive Company. In 2005, Mr. Byrd was part of a group that acquired a controlling interest in Empire Financial Group, Inc., now called Jesup & Lamont, Inc. a regional investment bank and financial services firm which is traded on the American Stock Exchange. Currently, Mr. Byrd is also a Member of the Board of Directors of Best Energy Services, Inc., a publicly traded oil and gas services company based in Houston, TX, where he has served as a Director since April 2008. Mr. Byrd received a B.S. in Communications from Florida State University in 1981, and received a J.D. degree (with High Honors) from FSU College of Law in 1985.

Lastly, on September 22, 2008, Mr. Richard Brock resigned as the Chief Financial Officer of the Company. There were no disagreements or disputes between Mr. Brock and the Company which led to his resignation. Thereafter, on September 22, 2008, the Board of Directors elected Mr. Thomas Moreland to serve as Chief Financial Officer of the Company, pursuant to an Executive Employment Agreement (the “CFO Agreement”).

Pursuant to the CFO Agreement, Mr. Moreland will be paid a monthly salary of $8,000 per month until December 1, 2008, which shall increase to $10,000 per month thereafter. Mr. Moreland was also granted 300,000 stock options at the initial trading price, at such time as the Company begins trading on a national exchange, which shall vest over a 3-year period. If Mr. Moreland voluntarily terminates his employment with the Company, other than for Good Reason as defined in the CFO Agreement, he shall cease to accrue salary, personal time off, benefits and other compensation on the date of voluntary termination. The Company may terminate the CFO Agreement with cause at any time, or without cause upon 90 days written notice to Mr. Moreland.

Mr. Moreland served as Controller and Chief Accounting Officer of Devereux, a National provider of behavioral healthcare services, from 1998 through 2004. From January 2005 through October 2005, Mr. Moreland served as Vice President of Finance of Priority Healthcare, where he was responsible for financial planning/analysis, Internal Audit and SOX compliance, payroll, tax, information system integration and special projects. From October 2005 through July 2006, Mr. Moreland served as the Senior Director of Reimbursement for Curascript. From 2006 through 2008, Mr. Moreland served as the Vice President of Finance of PainCare Holdings, Inc., a publicly traded physician practice management company. Mr. Moreland is also a former Audit Manager with Ernst & Young.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement by and between Gen2Media Corporation and James Byrd, dated September 18, 2008.
10.2	Executive Employment Agreement by and between Gen2Media Corporation and Thomas Moreland, dated September 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen2Media Corporation

September 23, 2008	By:	/s/ James Byrd
James Byrd
Chairman and CEO

4